Exhibit 99.1

Ahren Acquisition Corp. Announces Redemption of Shares

New York, June 7, 2023 (GLOBE NEWSWIRE) -- Ahren Acquisition Corp. (Nasdaq: AHRN) (the “Company”) today announced its board of directors (the “Board”) has determined to redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of June 19, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles”).

Pursuant to the Articles, if the Company does not consummate an initial business combination by June 17, 2023, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a price payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then public shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the Board, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to other requirements of applicable law.

The Company anticipates that the last day of trading in the Company’s Class A Shares will be June 16, 2023 and that, as of the open of business on June 20, 2023, the Class A Shares will be suspended from trading, will be deemed cancelled and will represent only the right to receive the per-share redemption price for the public shares of approximately $10.49 (the “Redemption Amount”), based on the balance of the trust account as of May 31, 2023 which was approximately $314,811,496. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the trust account to pay dissolution expenses.

The Redemption Amount will be payable to the holders of the Class A Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

The Company expects that Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements”. Statements regarding the Company’s plans to redeem the Class A Shares and liquidate and dissolve in accordance with its Articles, as well as all other statements other than statements of historical fact included in this press release, are forward-looking statements. When used in this press release, words such as “anticipates”, “expects”, and similar expressions, as they relate to the Company and its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC (www.sec.gov). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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CONTACT:
Investor Relations, Ahren Acquisition Corp. info@ahrenacq.com